UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

Tableau Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
837 North 34th Street, Suite 200 Seattle, Washington		98103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (206) 633-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.02 - Results of Operations and Financial Condition
On November 1, 2016, Tableau Software, Inc. ("Tableau") issued a press release announcing its financial results for the quarter ended September 30, 2016. A copy of the press release, entitled "Tableau Reports Third Quarter 2016 Financial Results" is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Section 8 - Other Events
Item 8.01 Other Events
On October 27, 2016, the Board of Directors authorized the Company to repurchase up to $200 million of the Company's Class A common stock. The program allows the Company to repurchase its shares opportunistically from time to time when it believes that doing so would enhance long-term shareholder value. The repurchase authorization does not have a fixed expiration and may be modified, suspended or discontinued at any time. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions or a combination of the foregoing.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release entitled "Tableau Reports Third Quarter 2016 Financial Results" dated November 1, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2016

Tableau Software, Inc.

/s/ Keenan M. Conder
Keenan M. Conder
Executive Vice President, General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release entitled "Tableau Reports Third Quarter 2016 Financial Results" dated November 1, 2016.